Exhibit 99.1
Evolv Technology Reports First Quarter Financial Results

— Company Surpasses 6,600 Total Subscriptions —

— Company Expects Revenue Growth of 20%-25% with Positive Full Year Adjusted EBITDA in 2025 —

•Q1'25 Revenue of $32.0 million, up 44% year-over-year
•Q1'25 Ending ARR1 of $106.0 million, up 34% year-over-year
•Q1'25 Net Loss of $(1.7) million, compared to $(11.3) million in Q1'24
•Q1'25 Net Profit Margin of (5)%, compared to (51)% in Q1'24
•Q1'25 Adjusted EBITDA1 of $1.7 million, with Adjusted EBITDA Margin1 of 5%

Waltham, Massachusetts – May 20, 2025 – Evolv Technologies Holdings, Inc (NASDAQ: EVLV), a leading security technology company pioneering AI-based solutions designed to help create safer experiences, today announced financial results for the quarter ended March 31, 2025.

“I am pleased with our solid first quarter results and the foundation we’re building for continued growth and operational excellence,” said John Kedzierski, President and Chief Executive Officer of Evolv Technology. “This performance represents a meaningful step in rebuilding a consistent track record of execution.”

Results for the First Quarter of 2025
Total revenue for the first quarter of 2025 was $32.0 million, an increase of 44% compared to $22.2 million (as restated) for the first quarter of 2024. Annual Recurring Revenue (“ARR”)2 was $106.0 million at the end of first quarter of 2025, an increase of 34% compared to $79.2 million (as restated) at the end of the first quarter of 2024. Net loss for the first quarter of 2025 was $(1.7) million, or $(0.01) per basic and diluted share, compared to net loss of $(11.3) million (as restated), or $(0.07) per basic and diluted share (as restated), in the first quarter of 2024. Adjusted earnings (loss)1 for the first quarter of 2025 was $(3.4) million, or $(0.02) per diluted share, compared to adjusted earnings (loss)1 of $(12.7) million (as restated), or $(0.08) per diluted share (as restated), for the first quarter of 2024. Adjusted EBITDA1 for the first quarter of 2025 was $1.7 million compared to $(10.4) million (as restated) in the first quarter of 2024. As of March 31, 2025, the Company had cash, cash equivalents and marketable securities of $35.0 million and no debt.
The following table summarizes the breakdown of recurring and non-recurring revenue3 for each period presented:

	Three Months Ended March 31,
	2025	2024	% Change
		(Restated)
Recurring revenue	$25,753	$18,961	36%
Non-recurring revenue	6,254	3,220	94%
Total revenue	$32,007	$22,181	44%

The following table summarizes operating cash flows for each period presented:

	Three Months Ended March 31,
	2025	2024
		(Restated)
Net loss	$(1,689)	$(11,272)
Non-cash expense	(1,082)	1,656
Changes in operating assets and liabilities	232	(6,535)
Net cash used in operating activities	$(2,539)	$(16,151)

Company Comments on Outlook for 2025
The Company today commented on its business outlook for 2025. The Company's outlook is based on the current indications for its business, which may change at any time. The Company expects total revenues in 2025 to be between $125 to $130 million, reflecting growth of 20% to 25% compared to 2024. The Company believes that this revenue growth, coupled with a focus on operational efficiency, will drive improved profitability and cash flow. To further strengthen its operations, the Company plans to make near-term investments of approximately $2 million in 2025 in systems and processes to enhance internal controls and drive efficiencies. Inclusive of these investments, the Company expects to deliver positive full year Adjusted EBITDA1 in 2025 with Adjusted EBITDA1 margins in the low to mid-single digits. The Company expects to deliver positive free cash flow in the fourth quarter of 2025.

Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 4:30 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business. The conference call will be webcast live at http://ir.evolvtechnology.com.

About Evolv Technology
Evolv Technologies Holdings, Inc (NASDAQ: EVLV) is designed to transform human security to make a safer, faster, and better experience for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces, using industry leading artificial intelligence (AI)-powered screening and analytics. Its mission is to transform security to create a safer world to live, work, learn, and play. Evolv has digitally transformed the gateways in many places where people gather by enabling seamless integration combined with powerful analytics and insights. Evolv’s advanced systems have scanned more than two billion people since 2019. Evolv has been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT) as well as the Security Industry Association (SIA) 2024 New Products and Solutions (NPS) Award in the Law Enforcement/Public Safety/Guarding Systems category, as well as Sport Business Journal’s (SBJ) 2024 awards for “Best In Fan Experience Technology” and “Best In Sports Technology”. Evolv®, Evolv Express®, Evolv Insights®, Evolv Visual Gun Detection™, Evolv eXpedite™, and Evolv Eva™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit evolv.com.
1 Non-GAAP Financial Measures In this press release, the Company’s adjusted gross profit (loss), adjusted gross margin, adjusted operating expenses, adjusted operating income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted earnings (loss), and adjusted earnings per diluted share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Adjusted operating expenses is defined as operating expenses less stock-based compensation expense, loss on impairment of lease equipment, one-time employee separation costs, and one-time legal and regulatory costs, which management believes provides a more meaningful representation of on-going operating expense levels. One time legal and regulatory costs include one-time legal, accounting and professional fees related to the internal investigation, subsequent restatement, certain one-time regulatory, litigation and legal matters, as well as fees related to the resolution of the U.S. Federal Trade Commission investigation, net of estimated insurance recoveries. Adjusted gross profit and adjusted gross margin exclude stock-based compensation expense, amortization of capitalized stock-based compensation, and one-time inventory charges, which management believes provides a more meaningful representation of contribution margin. Adjusted operating loss is defined as operating loss, excluding stock-based compensation expense, amortization of capitalized stock-based compensation, one-time employee separation costs, one-time inventory charges, and one-time legal and regulatory costs, which management believes provides a more meaningful representation of operating results. Adjusted EBITDA and Adjusted EBITDA margin is defined as net income (loss) plus depreciation and amortization, stock-based compensation, interest expense (income), provision for income taxes, change in fair value of contingent earn-out liability, change in fair value of contingently issuable common stock liability, change in fair value of public warrant liability, one-time employee separation costs, one-time inventory charges, and one-time legal and regulatory costs. Adjusted earnings (loss) is defined as net income (loss) plus stock-based compensation, amortization of capitalized stock-based compensation, change in fair value of contingent earn-out liability, change in fair value of contingently issuable common stock liability, change in fair value of public warrant liability, one-time employee separation costs, one-time inventory charges, and one-time legal and regulatory costs. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. However, non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures included in this press release. The Company is unable to provide a reconciliation of Adjusted EBITDA to Net Income (Loss) and Adjusted EBITDA Margin to Net Profit Margin, each measure's most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable effort, because items that impact these GAAP financial measures are not within the Company’s control and/or cannot be reasonably predicted. These items may include, but are not limited to, predicting forward-looking share-based compensation, changes in the fair value of derivative liabilities, changes in the fair value of contingent earn out liabilities, changes in the fair value of contingently issuable common stock liabilities and changes in fair value of public warrant liabilities. Such information may have a significant, and potentially unpredictable, impact on the Company’s future financial results.

2 We define Annual Recurring Revenue, or ARR, as subscription revenue and the recurring service revenue related to purchase subscriptions for the final month of the quarter normalized to a one-year period. Our calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, upgrades or downgrades, or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. In addition, the amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades, downgrades or other changes in pending renewals, as well as the effects of professional services revenue and acquisitions or divestitures. As a result, ARR should be viewed independently of, and not as a substitute for or forecast of, revenue and deferred revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.
3 Recurring revenue includes the recurring portion of revenue associated with pure subscription contracts and hardware purchase subscription contracts. Non-recurring revenue includes revenue that is one-time in nature, such as product revenue, shipping revenue, and revenue from installation, training, and professional services.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release and related presentation materials other than statements of historical facts, including without limitation statements regarding our strategy, commitments, and future financial and operational results. Words such as “believe” “may,” “will,” “expect,” “should,” “could,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “project,” “plan,” “target,” “forecast”, “is/are likely to” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. The forward-looking statements in this press release and related presentation materials are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the amount of insurance reimbursements expected to be received for defense costs for counsel and consultants in connection with the securities litigation and related Securities and Exchange Commission (the “SEC”) and Department of Justice matters, and the following: our history of losses and ability to reach profitability; our reliance on reseller partners to generate a growing portion of our revenue; expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures; the Company’s reliance on third party contract manufacturing and distribution, and a global supply chain; the Company recognizes a substantial portion of its revenue ratably over the term of its agreements, and, as a result, downturns or upturns in sales may not be immediately reflected in its operating results; the rate of innovation required to maintain competitiveness in the markets in which the Company competes; the competitiveness of the market in which the Company competes; the failure of our products to detect threats could result in injury or loss of life, which could harm our brand, reputation, and results of operations; the loss of designation of our Evolv Express® system as a Qualified Anti-Terrorism

Technology under the Homeland Security SAFETY Act; risks related to our business model, which is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the sale of our subscription contracts; the ability for the Company to obtain, maintain, protect and enforce the Company’s intellectual property rights and use of “open source” software; the concentration of the Company’s revenues on a single solution; the Company’s ability to timely design, produce and launch its solutions, the Company’s ability to invest in growth initiatives and pursue acquisition opportunities; the limited liquidity and trading of the Company’s securities; risks related to existing and changing tax laws; geopolitical risk and changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; operational risk; risks related to material weaknesses in our internal control over financial reporting and our remediation plans; risks related to increasing attention to and evolving expectations for, environmental, social, and governance initiatives; the impact of fluctuating general economic and market conditions and reductions in spending; the need for additional capital to support business growth, which might not be available on acceptable terms, if at all; and litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on resources. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission ("SEC") on April 28, 2025 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. The forward-looking statements in this press release and related presentation materials are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, it may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should review this press release and the documents that we reference in this press release and related presentation materials with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release and related presentation materials, whether as a result of any new information, future events or otherwise.

Investor Relations:
Brian Norris
Senior Vice President of Finance and Investor Relations
bnorris@evolvtechnology.com

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Product revenue	$2,322	$1,491
Subscription revenue	19,237	14,219
Service revenue	6,730	5,252
License fee and other revenue	3,718	1,219
Total revenue	32,007	22,181
Cost of revenue:
Cost of product revenue	3,184	3,114
Cost of subscription revenue	7,896	5,585
Cost of service revenue	1,705	1,198
Cost of license fee and other revenue	72	129
Total cost of revenue	12,857	10,026
Gross profit	19,150	12,155
Operating expenses:
Research and development	4,862	6,396
Sales and marketing	11,043	15,859
General and administrative	14,972	11,806
Restructuring costs	2,662	—
Total operating expenses	33,539	34,061
Loss from operations	(14,389)	(21,906)
Other income, net:
Interest expense	(1)	—
Interest income	389	1,085
Other income (expense), net	25	(28)
Change in fair value of contingent earn-out liability	8,976	6,899
Change in fair value of contingently issuable common stock liability	1,653	527
Change in fair value of public warrant liability	1,721	2,151
Total other income, net	12,763	10,634
Loss before income taxes	(1,626)	(11,272)
Provision for income taxes	$(63)	$—
Net loss	$(1,689)	$(11,272)

Weighted average common shares outstanding – basic and diluted	160,808,391	153,076,719
Net loss per share - basic and diluted	$(0.01)	$(0.07)

Net loss	$(1,689)	$(11,272)
Other comprehensive (loss) income
Cumulative translation adjustment	(46)	3
Total other comprehensive (loss) income	(46)	3
Total comprehensive loss	$(1,735)	$(11,269)

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$25,089	$37,015
Marketable securities	9,931	14,927
Accounts receivable, net	34,475	28,392
Inventory	10,056	16,963
Current portion of contract assets	905	799
Current portion of commission asset	5,355	5,429
Prepaid expenses and other current assets	17,958	17,921
Total current assets	103,769	121,446
Contract assets, noncurrent	872	657
Commission asset, noncurrent	7,438	7,567
Property and equipment, net	129,681	123,661
Operating lease right-of-use assets	13,569	13,993
Other assets	653	735
Total assets	$255,982	$268,059

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,115	$10,492
Accrued expenses and other current liabilities	19,378	19,508
Current portion of deferred revenue	65,489	64,506
Current portion of operating lease liabilities	2,416	2,203
Total current liabilities	94,398	96,709
Deferred revenue, noncurrent	19,783	20,266
Operating lease liabilities, noncurrent	11,983	12,326
Contingent earn-out liability	3,833	12,809
Contingently issuable common stock liability	2,348	4,001
Public warrant liability	2,576	4,297
Total liabilities	134,921	150,408

Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 authorized at March 31, 2025 and December 31, 2024; no shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 1,100,000,000 shares authorized at March 31, 2025 and December 31, 2024; 163,273,142 and 159,602,069 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	16	16
Additional paid-in capital	477,476	472,331
Accumulated other comprehensive loss	(78)	(32)
Accumulated deficit	(356,353)	(354,664)
Stockholders’ equity	121,061	117,651
Total liabilities and stockholders’ equity	$255,982	$268,059

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,689)	$(11,272)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,530	3,457
Write-off of inventory and change in inventory reserve	2	1,059
Loss on disposal of property and equipment	321	—
Stock-based compensation	4,879	6,430
Amortization of premium on marketable securities, net of change in accrued interest	71	200
Non-cash lease expense	424	354
Change in allowance for expected credit losses	41	(267)
Change in fair value of earn-out liability	(8,976)	(6,899)
Change in fair value of contingently issuable common stock	(1,653)	(527)
Change in fair value of public warrant liability	(1,721)	(2,151)
Changes in operating assets and liabilities
Accounts receivable	(6,124)	2,157
Inventory	7,172	(1,760)
Commission assets	203	(89)
Contract assets	(321)	280
Other assets	82	203
Prepaid expenses and other current assets	(3,859)	(3,738)
Accounts payable	2,780	(695)
Deferred revenue	500	(558)
Accrued expenses and other current liabilities	(71)	(1,943)
Operating lease liability	(130)	(392)
Net cash used in operating activities	(2,539)	(16,151)
Cash flows from investing activities:
Development of internal-use software	(1,556)	(1,567)
Purchases of property and equipment	(12,730)	(19,827)
Purchases of marketable securities	(9,875)	(14,567)
Proceeds from maturities of marketable securities	14,800	29,241
Net cash used in investing activities	(9,361)	(6,720)
Cash flows from financing activities:
Proceeds from exercise of stock options	20	302
Net cash provided by financing activities	20	302
Effect of exchange rate changes on cash and cash equivalents	(46)	3
Net decrease in cash, cash equivalents and restricted cash	(11,926)	(22,566)
Cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	37,015	67,437
Cash, cash equivalents and restricted cash at end of period	$25,089	$44,871

EVOLV TECHNOLOGY
SUMMARY OF KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended or as of,
($ in thousands)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
New customers	53	84	52	60	54
Annual recurring revenue	$79,192	$87,011	$93,676	$99,351	$105,990
Recurring revenue	$18,961	$21,016	$23,764	$23,678	$25,753
Total net units shipped*	375	447	468	458	465
*Net Units Shipped reflects total units shipped (excluding rental units, upgrade units, etc.) less units churned.

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES
(In thousands)
(Unaudited)

	Three Months Ended,
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
	(Restated)	(Restated)
Operating expenses, GAAP	$34,061	$36,954	$34,961	$35,619	$33,539
Stock-based compensation	(6,292)	(7,254)	(7,263)	(3,159)	(4,660)
Loss on impairment of lease equipment	—	—	(209)	(15)	—
One-time employee separation costs	—	(826)	—	(2,060)	(2,137)
Other one-time legal and regulatory costs	(476)	(2,185)	(2,339)	(7,284)	(3,561)
Adjusted operating expenses	$27,293	$26,689	$25,150	$23,101	$23,181

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT, GAAP GROSS MARGIN TO ADJUSTED GROSS MARGIN AND GAAP OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
		(Restated)
Revenue	$32,007	$22,181
Cost of revenue	12,857	10,026
Gross profit, GAAP	19,150	12,155
Stock-based compensation	219	138
Amortization of capitalized stock-based compensation	103	14
One-time inventory charges	—	1,204
Adjusted gross profit	$19,472	$13,511

Gross margin %	59.8%	54.8%
Adjusted gross margin %	60.8%	60.9%

	Three Months Ended March 31,
	2025	2024
		(Restated)
Operating loss, GAAP	$(14,389)	$(21,906)
Stock-based compensation	4,879	6,430
Amortization of capitalized stock-based compensation	103	14
One-time employee separation costs	2,137	—
One-time inventory charges	—	1,204
Other one-time legal and regulatory costs	3,561	476
Adjusted operating loss	$(3,709)	$(13,782)

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA AND NET PROFIT MARGIN TO ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
		(Restated)
Net loss	$(1,689)	$(11,272)
Depreciation & amortization	5,530	3,457
Stock-based compensation	4,879	6,430
Interest expense (income)	(388)	(1,085)
Provision for income taxes	63	—
Change in fair value of contingent earn-out liability	(8,976)	(6,899)
Change in fair value of contingently issuable common stock liability	(1,653)	(527)
Change in fair value of public warrant liability	(1,721)	(2,151)
One-time employee separation costs	2,137	—
One-time inventory charges	—	1,204
Other one-time legal and regulatory costs	3,561	476
Adjusted EBITDA	$1,743	$(10,367)

Net profit margin %	(5.3)%	(50.8)%
Impact of adjustments from Net loss to Adjusted EBITDA	10.7%	4.1%
Adjusted EBITDA margin %	5.4%	(46.7)%

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EARNINGS (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
		(Restated)
Net loss	$(1,689)	$(11,272)
Stock-based compensation	4,879	6,430
Amortization of capitalized stock-based compensation	103	14
Change in fair value of contingent earn-out liability	(8,976)	(6,899)
Change in fair value of contingently issuable common stock liability	(1,653)	(527)
Change in fair value of public warrant liability	(1,721)	(2,151)
One-time employee separation costs	2,137	—
One-time inventory charges	—	1,204
Other one-time legal and regulatory costs	3,561	476
Adjusted loss	$(3,359)	$(12,725)

Weighted average common shares outstanding – diluted	160,808,391	153,076,719

Adjusted loss per share – diluted	$(0.02)	$(0.08)
*Stock-based compensation, amortization of capitalized stock-based compensation, and one-time employee separation costs were recorded in the condensed consolidated statements of operations and comprehensive loss (income) as follows. Prior period amounts are being shown for comparative purposes:

	Three Months Ended,
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Stock-based compensation:
Cost of product revenue	$—	$5	$4	$8	$8
Cost of subscription revenue	91	110	169	154	137
Cost of service revenue	44	51	63	61	67
Cost of license fee and other revenue	3	7	8	10	7
Research and development	902	1,222	1,243	1,153	1,115
Sales and marketing	2,959	2,724	2,516	2,747	1,048
General and administrative	2,431	3,308	3,504	(741)	1,972
Restructuring costs	—	—	—	—	525
Total stock-based compensation	$6,430	$7,427	$7,507	$3,392	$4,879

Amortization of capitalized stock-based compensation:
Cost of subscription revenue	$8	$8	$13	$47	$59
Cost of service revenue	6	7	10	38	44
Total amortization of capitalized stock-based compensation	$14	$15	$23	$85	$103

One-time employee separation costs:
Sales and marketing	$—	$140	$—	$63	$—
General and administrative	—	—	—	1,997	—
Restructuring costs	—	860	—	—	2,137
Total restructuring expenses	$—	$1,000	$—	$2,060	$2,137